Registration No. _____________

    As Filed with the Securities and Exchange Commission on December 5, 1995
    ------------------------------------------------------------------------
    ________________________________________________________________________
    ________________________________________________________________________


                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                               _______________________


                                       FORM S-8
                                REGISTRATION STATEMENT
                                        Under
                              THE SECURITIES ACT OF 1933

                               _______________________

                              CIRCUIT CITY STORES, INC.
                (Exact name of registrant as specified in its charter)

                       VIRGINIA                       54-0493875
             (State or other jurisdiction of       (I.R.S. Employer
              incorporation or organization)      Identification No.)

                   9950 MAYLAND DRIVE
                   RICHMOND, VIRGINIA                    23233
          (Address of Principal Executive Offices)     (Zip Code)

               CIRCUIT CITY STORES, INC. 1994 STOCK INCENTIVE PLAN, AS
                              AMENDED FEBRUARY 10, 1995
            (Formerly CIRCUIT CITY STORES, INC. 1994 STOCK INCENTIVE PLAN)

                                         and

           CIRCUIT CITY STORES, INC. AMENDED AND RESTATED 1989 NON-EMPLOYEE
                             DIRECTORS STOCK OPTION PLAN
                (Formerly CIRCUIT CITY STORES, INC. 1989 NON-EMPLOYEE
                             DIRECTORS STOCK OPTION PLAN)
                              (Full title of the plans)

                 RICHARD L. SHARP, PRESIDENT, CHIEF EXECUTIVE OFFICER
                              AND CHAIRMAN OF THE BOARD
                              CIRCUIT CITY STORES, INC.
                    9950 MAYLAND DRIVE, RICHMOND, VIRGINIA, 23233
                       (Name and address of agent for service)

                                    (804) 527-4000
              (Telephone number, including area code, of agent for service)


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                           CALCULATION OF REGISTRATION FEE
     ______________________________________________________________________

                                   Proposed       Proposed
     Title of                       Maximum        Maximum
     Securities          Amount    Offering       Aggregate      Amount of
       to be             to be     Price Per      Offering     Registration
     Registered        Registered    Share          Price          Fee
     ______________________________________________________________________

     Common Stock,     1,371,682   $27.25(1)   $37,378,334.50(1)  $12,889.08
     par value $.50,     shares
     with attached
     Rights to
     Purchase Preferred
     Stock, Series E,
     par value $20.00(2)
     ______________________________________________________________________


              (1) Estimated solely for the purpose of calculating the registration fee. Based on the average of the high and low prices of the Common Stock on the New York Stock Exchange on December 4, 1995.

              (2) The Rights to Purchase Preferred Stock will be attached to and trade with shares of the Common Stock. Value attributable to such rights, if any, will be reflected in the market price of the shares of Common Stock.

               The securities covered by this Registration Statement will be (i) issued to employees of the Registrant from time to time pursuant to incentive awards granted or to be granted under the Circuit City Stores, Inc. 1994 Stock Incentive Plan, as amended February 10, 1995, and (ii) issued to directors of the Registrant who are not full-time employees from time to time pursuant to stock options granted or to be granted under the Circuit City Stores, Inc. Amended and Restated 1989 Non-Employee Directors Stock Option Plan.

          PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

               The purpose of this Registration Statement is to (i) register 1,321,682 additional shares of Common Stock, $.50 par value, of Circuit City Stores, Inc., issuable pursuant to incentive awards granted or to be granted under the 1994 Circuit City Stores, Inc. Stock Incentive Plan, as amended February 10, 1995 (formerly Circuit City Stores, Inc. 1994 Stock Incentive
          Plan) and 1,321,682 associated Rights to Purchase Preferred Stock, Series E, $20.00 par value and (ii) register 50,000 additional shares of Common Stock, $.50 par value, of Circuit City Stores, Inc., issuable pursuant to the Circuit City Stores, Inc. Amended and Restated 1989 Non-Employee Director Stock Option Plan (formerly Circuit City Stores, Inc. 1989 Non-Employee Director Stock Option Plan) and 50,000 associated Rights to Purchase Preferred Stock, Series E, $20.00 par value. The Registrant hereby incorporates by reference all information included in its (i) Form S-8 Registration Statement No. 33-56697 (filed on December 1, 1994) and (ii) Form S-8 Registration Statement No. 33-36650 (filed on August 31, 1990), except for information included in such Registration Statement which relates only to the Circuit City Stores, Inc. 1988 Stock Incentive Plan and the 1984 Circuit City Stores, Inc. Employee Stock Purchase Plan, as Amended and Restated April 19, 1988.

          Item 8.   Exhibits

               See Exhibit Index following signatures.



























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                                  POWER OF ATTORNEY

               Each person whose signature appears below hereby appoints Richard L. Sharp and Michael T. Chalifoux, or either of them, his true and lawful attorney-in-fact to sign on his behalf, as an individual and in the capacity stated below, any amendment or post-effective amendment to this Registration Statement which said attorney-in-fact may deem appropriate or necessary.


                                      SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the County of Henrico, Commonwealth of Virginia, on October 12, 1995.

                                                  CIRCUIT CITY STORES, INC.


                                                  By:/s/RICHARD L. SHARP
                                                  Richard L. Sharp
                                                  President, Chief
                                                  Executive Officer and
                                                  Chairman of the Board


               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

          Signature                   Title                      Date

          /s/ALAN L. WURTZEL          Vice Chairman of the       10/12/95
          Alan L. Wurtzel             Board


          /s/MICHAEL T. CHALIFOUX     Senior Vice President,     10/12/95
          Michael T. Chalifoux        Chief Financial Officer,
                                      Secretary and Director

          /s/RICHARD N. COOPER        Director                   10/12/95
          Richard N. Cooper

          /s/BARBARA S. FEIGIN        Director                   10/12/95
          Barbara S. Feigin

          /s/THEODORE D. NIERENBERG   Director                   10/12/95
          Theodore D. Nierenberg

          /s/HUGH G. ROBINSON         Director                   10/12/95
          Hugh G. Robinson

          /s/WALTER J. SALMON         Director                   10/12/95
          Walter J. Salmon

          /s/MIKAEL SALOVAARA         Director                   10/12/95
          Mikael Salovaara

          /s/RICHARD L. SHARP         President, Chief           10/12/95
          Richard L. Sharp            Executive Officer
                                      and Chairman of the
                                      Board

          /s/EDWARD VILLANUEVA        Director                   10/12/95
          Edward Villanueva

          /s/KEITH D. BROWNING        Corporate Controller,      10/12/95
          Keith D. Browning           Principal Accounting
                                      Officer



































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





                                    EXHIBIT INDEX


          Exhibit
             No.                  Document
          -------                 --------

          4.1 Registrant's Amended and Restated Articles of Incorporation, effective January 26, 1990, filed as Exhibit 3(a) to Registrant's Annual Report on Form 10-K for the fiscal year ended February 28, 1993, (File No. 1-5767) are expressly incorporated herein by this
                       reference.

          4.2 Registrant's Articles of Amendment to the Amended and Restated Articles of Incorporation, effective February 26, 1993, filed as Exhibit 3(b) to Registrant's Annual Report on Form 10-K for the fiscal year ended February 28, 1993, (File No. 1-5767) are expressly incorporated herein by this reference.

          4.3 Registrant's Bylaws, as amended and restated August 15, 1995, filed as
                       Exhibit 3 to Registrant's Quarterly
                       Report on Form 10-Q for the quarterly
                       period ended August 31, 1995, (File No.
                       1-5767) are expressly incorporated
                       herein by this reference.

          4.4 Rights Agreement dated April 29, 1988, between Registrant and Crestar Bank, as Rights Agent, filed as Exhibit (2) to Registrant's registration statement on Form 8-A (File No. 1-5767) filed on May 23, 1988, is expressly incorporated herein by this reference.

          5            Opinion and Consent of McGuire, Woods,
                       Battle & Boothe, L.L.P. as to the
                       legality of the shares offered
                       hereunder, filed herewith.

          23.1         Consent of KPMG Peat Marwick LLP, filed
                       herewith.

          23.2         Consent of McGuire, Woods, Battle &
                       Boothe, L.L.P. (included in Exhibit 5)

          25           Powers of attorney (See signature page)

          99.1         Registrant's Amended and Restated 1989

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





                       Non-Employee Directors Stock Option Plan filed as Exhibit A to Registrant's definitive Proxy Statement dated May 12, 1995, for the Annual Meeting of Shareholders held on June 13, 1995, is expressly incorporated herein by this reference.

          99.2 Registrant's 1994 Stock Incentive Plan filed as Exhibit 99 to the Registrant's Registration Statement on Form S-8 (Registration No. 033-56697) filed on December 1, 1994, is expressly incorporated herein by this reference.

          99.3 Amendment adopted February 10, 1995, to Registrant's 1994 Stock Incentive Plan filed as Exhibit 10(f) to the Registrant's Annual Report on Form 10-K for the fiscal year ended February 28, 1995, (File No. 1-5767) is expressly incorporated herein by this reference.


































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